UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
EAGLE ROCK ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)
________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5)	Total fee paid:
_________________________________________________________________
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________

(3)	Filing Party:
_________________________________________________________________

(4)	Date Filed:
_________________________________________________________________

May 22, 2012

EAGLE ROCK ENERGY PARTNERS, L.P. ANNOUNCES ADJOURNMENT OF ANNUAL MEETING TO JUNE 8, 2012 DUE TO LACK OF QUORUM

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that its 2012 annual meeting of unitholders scheduled for May 22, 2012, was adjourned to June 8, 2012, at 9:00 a.m., local time, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

The current voting results reflect that the Partnership's unitholders have been voting with management's recommendations at a rate of over 97% for each of the three proposals.

The meeting was adjourned with respect to all three proposals on account of lack of requisite quorum to act on the proposal regarding election of Elected Directors, notwithstanding achievement of quorum with respect to the other two proposals. Quorum is more difficult to achieve for the election of Elected Directors because certain affiliated parties (with substantial holdings) are unable to vote on such proposal and are not counted as present or outstanding for purposes of calculating quorum for such proposal.

The Partnership is continuing to solicit proxies with respect to all three proposals of the Partnership (i.e., the election of Elected Directors, the approval of named executive officer compensation, and the ratification of KPMG LLP as the independent registered public accounting firm of the Partnership).

The unitholders of record on March 26, 2012, the record date for the annual meeting, will continue to be the unitholders entitled to vote at the adjourned meeting.

About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations